UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 4, 2007

(Date of earliest event reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number, Including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 4, 2007, Potlatch Corporation announced that Eric J. Cremers will become Vice President, Finance and Chief Financial Officer, effective August 1, 2007. Mr. Cremers will replace Gerald L. Zuehlke, who, as previously announced, will retire as Vice President and Chief Financial Officer of the Company at the end of 2007. Mr. Zuehlke will continue in his position as Vice President and Chief Financial Officer until August 1, 2007 and thereafter, until December 31, 2007, will remain as Senior Vice President, Finance, to assist in the transition.

Prior to joining Potlatch, Mr. Cremers, age 43, was Senior Vice President, Corporate Strategy and Business Development for Albertsons, Inc. from July 2002 to June 2006. From 1998 to April 2002, he was Managing Director, Investment Banking, for Piper Jaffray & Co. (formerly US Bancorp Piper Jaffray) in Minneapolis, Minnesota. Mr. Cremers earned a B.S. degree in Mechanical Engineering from the University of Kentucky and an M.B.A. from Harvard Business School. A copy of the press release announcing Mr. Cremers’ association with the Company is attached as Exhibit 99.1.

Mr. Cremers’ starting salary will be $400,000 per year and his 2007 target cash bonus under the Company’s Management Performance Award Plan will be 50% of his base salary, prorated for the portion of the 2007 calendar year that Mr. Cremers participates in the plan. Upon his joining the Company, Mr. Cremers will receive restricted stock units valued at $250,000, which will vest 20% on the first anniversary of the grant date, 20% on the second anniversary of the grant date and 60% on the third anniversary of the grant date. Mr. Cremers will also receive a performance share award of 7,400 shares under the Company’s long-term incentive award plan for the period 2007 through 2009, with a payment in shares of Company stock ranging from zero to two times the award amount depending on the Company’s relative total shareholder return during such period compared to a peer group of companies.

On June 4, 2007, Potlatch Forest Products Corporation, the Company’s wholly owned taxable REIT subsidiary, entered into a Retirement Agreement with Mr. Zuelhke, including a general waiver and release of claims by Mr. Zuelhke. The agreement provides that Mr. Zuelhke will remain as Chief Financial Officer until August 1, 2007, and thereafter, until December 31, 2007, will remain as Senior Vice President, Finance, to consult with and assist Mr. Cremers with transition issues. In addition to the benefits to which Mr. Zuelhke is entitled in connection with his retirement under existing plans, the agreement provides for an additional supplemental retirement benefit of $3,414 per month, representing the difference between the monthly retirement benefits he will receive under the Company’s retirement plans based on his early retirement and the monthly benefits he would have received under those plans if he had remained with the Company at his current salary through his 62nd birthday in December 2010 (with such benefit having an actuarial present value of approximately $493,591).

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release issued by Potlatch Corporation, dated June 4, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2007

POTLATCH CORPORATION

By:	/s/ Pamela A. Mull
Pamela A. Mull
Vice President, General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit	Description
99.1	Press release issued by Potlatch Corporation, dated June 4, 2007.

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